Exhibit 24.1

POWER OF ATTORNEY

I hereby appoint James Brett, Vincent Zanna, Jeremy Brooks and Maria Di Lorenzo my true and lawful attorneys-in-fact, each with full power to act without the other and each with full power of substitution, to sign on my behalf, as an individual and in the capacity stated below, and to file the Annual Report on Form 10-K of J.Crew Group, Inc. for its fiscal year ended February 3, 2018 and any amendment that such attorney-in-fact may deem appropriate or necessary. I further grant unto such attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as I might do.

IN WITNESS WHEREOF, I have executed this power of attorney as of the 22nd day of March, 2018.

Signature:	/s/ Millard Drexler
Print Name:	Millard Drexler
Title:	Director
Signature:	/s/ James Coulter
Print Name:	James Coulter
Title:	Director
Signature:	/s/ John Danhakl
Print Name	John Danhakl
Title:	Director
Signature:	/s/ James Brett
Print Name	James Brett
Title:	Director
Signature:	/s/ Jonathan Sokoloff
Print Name:	Jonathan Sokoloff
Title:	Director
Signature:	/s/ Carrie Wheeler
Print Name:	Carrie Wheeler
Title:	Director
Signature:	/s/ Chad Leat
Print Name:	Chad Leat
Title:	Director
Signature:	/s/ Richard Feintuch
Print Name:	Richard Feintuch
Title:	Director
Signature:	/s/ Seth Farbman
Print Name:	Seth Farbman
Title:	Director